Exhibit 10.1

AMENDMENT NO. 2

TO THE SETTLEMENT AGREEMENT AND MUTUAL RELEASES

This AMENDMENT NO. 2 TO THE SETTLEMENT AGREEMENT AND MUTUAL RELEASES ("Amendment No. 2") is made and entered into, as of the date on which it is fully executed, as indicated by the signatures below, by and among the Stilwell Group (as defined in the Settlement Agreement and Mutual Releases (the "Agreement")), Spencer L. Schneider, an individual, First Financial Northwest, Inc., a Washington corporation (the "Company"), Raymond J. Riley, an individual, Carl T. Hagberg and Associates, a sole proprietorship registered in New Jersey, and Victor Karpiak, an individual (collectively, "the parties" and each a "party").

RECITALS

WHEREAS, the parties entered into the Agreement as of December 20, 2012;

WHEREAS, the parties entered into Amendment No. 1 to the Settlement Agreement and Mutual Releases as of January 16, 2013 ("Amendment No. 1"); and

WHEREAS, the parties desire to further modify the Agreement to provide additional time for certain regulatory authorities to approve the appointment of Kevin D. Padrick to the Boards of Directors of the Company, First Savings Bank Northwest, and First Financial Diversified Corporation;

NOW, THEREFORE, in consideration of the mutual promises, representations, covenants and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which the parties hereby acknowledge, the parties hereto, intending to be legally bound, agree as follows:

TERMS

1.	Effective Date

In Section 5.1 of the Agreement, both references to "February 15, 2013" (which were changed by Amendment No. 1 to March 1, 2013) are changed to "March 22, 2013."

2.	Joint Motion for Extension of Stay

No later than three court days following the execution of this Amendment No. 2 by all parties, counsel for the parties shall cause to be filed in the Litigation a joint motion to extend the stay of the Litigation, and all proceedings or deadlines therein, until the Effective Date, as modified by this Amendment No. 2, has or has not occurred.

3.	Communications

The parties agree that the Joint Press Release attached to this Amendment No. 2 as Exhibit A will be issued upon execution of this Amendment No. 2; and that the Company will file with the U.S. Securities and Exchange Commission ("SEC") a Form 8-K announcing this

Amendment No. 2, to which copies of this Amendment No. 2 and the Joint Press Release will be attached as exhibits.

4.	Miscellaneous

(a)           This Amendment No. 2 and the Agreement (as previously modified by Amendment No. 1) shall be read together, as one document, and together constitute the entire agreement among the parties regarding its subject matter and supersede any prior oral or written agreements among them (other than the Agreement as modified by Amendment No. 1 and this Amendment No. 2) regarding the subject matter contained herein.

(b)           Except as specifically provided herein, all terms and conditions of the Agreement (as modified by Amendment No. 1) shall remain in full force and effect, without waiver or modification.  In the event of any inconsistencies, the terms of this Amendment No. 2 shall govern.

(c)           All capitalized terms used in this Amendment No. 2 and not otherwise defined herein have the same meanings as when used in the Agreement (as modified by Amendment No. 1).

(d)           To facilitate execution, this Amendment No. 2 may be executed in any number of counterparts (including by facsimile and email/pdf transmission), each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment No. 2 binding on all the parties, notwithstanding that not all parties are signatories to the same counterpart.

(e)           This Amendment No. 2 shall be governed and construed in accordance with the laws of the State of Washington, without regard to the conflict of law principles thereof.  Should any dispute arise between or among the parties regarding the interpretation or performance of this Amendment No. 2, the parties agree that such dispute shall be resolved in the Superior Court for the State of Washington in King County.

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 2 as of the last date shown below.

VICTOR KARPIAK

/s/Victor Karpiak

Date: February 25, 2013

FIRST FINANCIAL NORTHWEST, INC.

By: /s/Victor Karpiak

[Print Name]Victor Karpiak

Title: Chief Executive Officer

Date: February 25, 2013

RAYMOND J. RILEY

/s/Raymond J. Riley

Date: February 25, 2013

CARL T. HAGBERG AND ASSOCIATES

By:/s/Carl T. Hagberg
[Print Name]Carl T. Hagberg
Title: Chief Executive Officer
                       Date: February 25, 2013

THE STILWELL GROUP
Joseph Stilwell;
Stilwell Value Partners II, L.P.;
Stilwell Value Partners V, L.P.;
Stilwell Value Partners VI, L.P.;
Stilwell Value Partners VII, L.P.;
Stilwell Partners, L.P.;
Stilwell Associates, L.P.;
Stilwell Associates Insurance Fund of the
      S.A.L.I. Multi-Series Fund, L.P.;
Stilwell Value LLC; and
Stilwell Advisers LLC

By:/s/Joseph Stilwell
[Print Name]  Joseph Stilwell
Title: Managing Member/General Partner
                       Date: February 25, 2013

                    SPENCER L. SCHNEIDER

                                                                                           /s/Spencer L. Schneider
                                                                                           Date: February 25, 2013

Exhibit A

JOINT PRESS RELEASE

**For Immediate Release**

For more information, contact: For First Financial Northwest, Inc.: Victor Karpiak, President and Chief Executive Officer, (425) 255-4400 For The Stilwell Group: Ms. Megan Parisi, (212) 269-1551

FIRST FINANCIAL NORTHWEST, INC. AND THE STILWELL GROUP ANNOUNCE
AGREEMENT TO EXTEND TIME TO COMPLETE SETTLEMENT

Renton, Washington – February 26, 2013 – First Financial Northwest, Inc. (the "Company") (NASDAQ GS: FFNW) and the Stilwell Group announced that they have entered into a second amendment to the agreement to settle the litigation in which the Stilwell Group challenged the counting of votes in a contested director election at the Company's 2012 Annual Meeting of Shareholders.

The settlement agreement, as previously amended, provides, among other things, that Kevin D. Padrick will be seated on the Company's Board of Directors after receiving any required regulatory approvals.  The second amendment simply extends the time by which required regulatory approvals for Mr. Padrick's appointment must be received.  All other terms of the settlement remain the same.

First Financial Northwest, Inc. is the parent company of First Savings Bank Northwest, a Washington chartered stock savings bank headquartered in Renton, Washington, serving the Puget Sound Region through its full-service banking office.  The Company is a part of the ABA NASDAQ Community Bank Index.  For additional information about the Company, please visit www.fsbnw.com and click on the "Investor Relations" section.

The Stilwell Group is a New York-based money management firm which currently owns approximately 9.72% of the Company's outstanding shares of common stock.

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